UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2010

WILLBROS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11953	30-0513080
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 403-8000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) CEO Employment Agreement and Bonus Agreement

On September 20, 2010, Willbros United States Holdings, Inc., a Delaware corporation formerly known as Willbros USA, Inc. (“WUSH”), and Robert R. Harl, President and Chief Executive Officer of each of WUSH and Willbros Group, Inc., a Delaware corporation and the parent company of WUSH (the “Company”), entered into an employment agreement (the “Employment Agreement”).

The term of the Employment Agreement is three years, commencing on January 1, 2011, and ending on January 2, 2014 (the “Employment Period”). Mr. Harl and WUSH are also parties to that certain amended and restated employment agreement dated as of December 31, 2008, which includes that certain employment agreement dated as of January 26, 2006, as amended (the “Prior Employment Agreement”). The term of the Prior Employment Agreement ends on December 31, 2010, and, upon the effectiveness of the Employment Agreement on January 1, 2011, the Employment Agreement will replace and supersede the Prior Employment Agreement. In addition, upon expiration of the Prior Employment Agreement and upon the effectiveness of the Employment Agreement, Mr. Harl will no longer participate in the Willbros Group, Inc. Severance Plan, as amended and restated effective September 25, 2003, and as further amended by Amendment No. 1 thereto dated as of December 31, 2008, and his rights with respect to severance benefits will be governed exclusively by the terms of the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Harl will earn a Base Salary of $900,000 for each of the calendar years 2011, 2012 and 2013 (with respect to each calendar year, a “Base Salary”).

The Employment Agreement also provides that Mr. Harl will be eligible to receive an annual cash bonus. The target annual cash bonus payable is 100 percent of his Base Salary, if certain target performance metrics are met, and 150 percent of his Base Salary, if the maximum level with respect to each performance metric is achieved. For calendar year 2011, the annual cash bonus award shall be determined as follows: 50% of the award is based on the achievement of earnings per share goals, 10% of the award is based on the achievement of days of sales outstanding goals, 10% of the award is based on the achievement of objective health, safety and environmental goals and 30% of the award is based on the achievement of personal performance goals. The Company’s Compensation Committee may vary the performance goals for calendar years 2012 and 2013.

The Employment Agreement provides that Mr. Harl may also be granted performance-based long-term incentive compensation, which may be made under the Willbros Group, Inc. 2010 Stock and Incentive Compensation Plan (the “WGI 2010 Stock Plan”) in the form of cash, restricted stock, restricted stock units or in any other form allowed by the WGI 2010 Stock Plan. The target annual long-term incentive awards are $4 million and the maximum annual long-term incentive awards are $8 million. If earned, the target annual long-term incentive awards are expected to vest in three equal annual installments beginning on March 15, 2012, with respect to the 2011 award, March 15, 2013, with respect to the 2012 award, and March 15, 2014, with respect to the 2013 award. For calendar year 2011, the annual long-term incentive award shall be determined as follows: 50% of the award is based on the achievement of total shareholder return goals, 20% of the award is based on the achievement of objective health, safety and environmental goals and 30% of the award is based on the achievement of personal performance goals. The Company’s Compensation Committee may vary the performance goals for calendar years 2012 and 2013. If Mr. Harl voluntarily resigns from WUSH prior to January 1, 2014, other than for good reason, or if his employment is terminated for cause, he would forfeit any unvested annual long-term incentive awards. If Mr. Harl resigns at any time after January 1, 2014, he would receive any unpaid portion of the prior annual long-term incentive awards as originally scheduled.

Pursuant to the Employment Agreement, if Mr. Harl’s employment is terminated other than for cause by WUSH at any time during the period beginning three months prior to a change in control of the Company and ending three years after a change in control of the Company has occurred, or if Mr. Harl resigns for good reason at any time during the period beginning three months prior to a change in control of the Company and ending 18 months after a change in control of the Company has occurred, he will be entitled to severance compensation:

•	equal to 300 percent of his highest annual base salary during the 36 months preceding his termination;

•	equal to 300 percent of his greatest annual cash bonus received during the 36-month period ending on the earlier of the date of the change in control or his termination;

•	equal to the aggregate annual incentive plan target opportunity that could have been earned under the Company’s management incentive compensation program and in respect of any long-term incentive awarded in the year in which the termination of employment occurs, prorated for the amount of time served in the year in which the termination occurs; and

•	that provides full vesting of all of his outstanding stock options, restricted stock awards and other equity-based and cash incentive awards.

In the absence of a change in control, if Mr. Harl’s employment is terminated other than for cause by WUSH, or if Mr. Harl resigns for good reason, he will be entitled to:

•	payment of his Base Salary for the remainder of the Employment Period, or, if the termination occurs at a time when the remainder of the Employment Period is less than 12 months, a lump sum payment equal to 100 percent of his Base Salary;

•	a cash bonus based on the extent of achievement of the performance goals during the months worked by Mr. Harl for the year in which the termination occurs; and

•	full vesting of all of his outstanding stock options, restricted stock awards and other equity-based and cash incentive awards.

The Employment Agreement provides that, if the payments and benefits otherwise required under the Employment Agreement would constitute a “parachute payment” under the U.S. Internal Revenue Code, then the payments and benefits will be reduced so that no portion of the amounts received by Mr. Harl will be subject to the excise tax imposed under Section 4999 of the U.S. Internal Revenue Code.

Pursuant to the Employment Agreement, during the Employment Period and for a period of one year thereafter, Mr. Harl will not compete with the businesses of WUSH, the Company or their affiliates.

In connection with the execution and delivery by WUSH and Mr. Harl of the Employment Agreement, WUSH and Mr. Harl also entered into a letter agreement dated as of September 20, 2010 (the “Bonus Agreement”). Under the Bonus Agreement, WUSH agrees to grant to Mr. Harl, if certain terms and condition set forth in the Bonus Agreement are met, 86,108 shares of common stock of the Company (the “Bonus Shares”) under the WGI 2010 Stock Plan. Pursuant to the Bonus Agreement, the Company is required to grant and deliver the Bonus Shares to Mr. Harl (a) not later than March 15, 2014, if (i) Mr. Harl remains employed by WUSH on December 31, 2013, or (ii) Mr. Harl’s employment with WUSH has been terminated as a result of his disability or without cause between January 1, 2011, and December 31, 2013, whether or not following or in connection with a change in control, or pursuant to a resignation for good reason whether or not pursuant to a change in control; or (b) in the event Mr. Harl dies between January 1, 2011, and December 31, 2013, to Mr. Harl’s spouse, if living (if not, to his estate), not later than the 15th day of the third month after the end of the year in which he dies. If Mr. Harl’s employment with WUSH terminates prior to December 31, 2013, as a result of his voluntary termination (except for a resignation for good reason) or his involuntary separation from service for cause, Mr. Harl will not be entitled to receive any of the Bonus Shares.

Copies of the Employment Agreement and the Bonus Agreement are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference into this Item 5.02(e) as though fully set forth herein. The foregoing descriptions of the Employment Agreement and the Bonus Agreement are qualified in their entirety by reference to the full text of the Employment Agreement and Bonus Agreement, respectively.

WGI 2010 Stock Plan Award Agreements

In connection with certain awards that may be granted from time to time under the WGI 2010 Stock Plan, the Company has adopted the following forms of award agreements: (i) Restricted Stock Award Agreement; (ii) Restricted Stock Units Award Agreement; (iii) Phantom Stock Units Award Agreement; (iv) Non-Qualified Stock Option Agreement; and (v) Incentive Stock Option Agreement, copies of which are filed herewith as Exhibits 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, and incorporated by reference into this Item 5.02(e) as though fully set forth herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith.

Exhibit No.	Description
10.1	Employment Agreement dated as of September 20, 2010, by and between Willbros United States Holdings, Inc. and Robert R. Harl.

10.2	Bonus Agreement dated as of September 20, 2010, by and between Willbros United States Holdings, Inc. and Robert R. Harl.

10.3	Form of Restricted Stock Award Agreement under the WGI 2010 Stock Plan.

10.4	Form of Restricted Stock Units Award Agreement under the WGI 2010 Stock Plan.

10.5	Form of Phantom Stock Units Award Agreement under the WGI 2010 Stock Plan.

10.6	Form of Non-Qualified Stock Option Agreement under the WGI 2010 Stock Plan.

10.7	Form of Incentive Stock Option Agreement under the WGI 2010 Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: September 22, 2010

By: /s/ Van A. Welch
Van A. Welch
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith.

Exhibit No.	Description
10.1	Employment Agreement dated as of September 20, 2010, by and between Willbros United States Holdings, Inc. and Robert R. Harl.

10.2	Bonus Agreement dated as of September 20, 2010, by and between Willbros United States Holdings, Inc. and Robert R. Harl.

10.3	Form of Restricted Stock Award Agreement under the WGI 2010 Stock Plan.

10.4	Form of Restricted Stock Units Award Agreement under the WGI 2010 Stock Plan.

10.5	Form of Phantom Stock Units Award Agreement under the WGI 2010 Stock Plan.

10.6	Form of Non-Qualified Stock Option Agreement under the WGI 2010 Stock Plan.

10.7	Form of Incentive Stock Option Agreement under the WGI 2010 Stock Plan.